Exhibit (k)(5)

EXECUTION COPY

SECOND AMENDMENT TO

CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 25, 2015 (together with all exhibits and schedules hereto, this “Second Amendment”), is entered into by and between DAUPHIN FUNDING LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, the Borrower and DBNY are parties to a Credit Agreement dated as of August 26, 2014, by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as amended pursuant to that First Amendment to Credit Agreement dated as of December 9, 2014 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Second Amendment, the “Amended Credit Agreement”).

WHEREAS, the Borrower has requested that the Lender and the Administrative Agent agree to make amendments to certain provisions of the Credit Agreement; and

WHEREAS, the Lender and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement, in each case in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

Upon satisfaction of the conditions set forth in Section III herein, the Credit Agreement shall be amended as follows in this Section I:

A.	Amendments to Annex I: Definitions.

(a) Annex I of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“‘Second Amendment’ means that certain Second Amendment to Credit Agreement dated as of August 25, 2015 by and between the Borrower and DBNY, as administrative agent and a Lender.”

“‘Second Amendment Effective Date’ means the Second Amendment Effective Date, as defined in the Second Amendment.”

(b) Annex I of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“‘Scheduled Commitment Termination Date’ means August 25, 2016.”

B. Amendments to Section 2.02. Sections 2.02(b) and (c) are hereby amended by deleting all references to “sixty (60)” contained in such Sections and replacing such references with “twenty-eight (28).”

C. Amendments to Section 2.04. Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.04 Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes. The Lenders may from time to time, subject to obtaining the written consent from the requisite Lenders as set forth in Section 9.13(i)(a) (Amendment or Waiver), but not, for the avoidance of doubt, the consent of the Borrower or the Administrative Agent, upon twenty-eight (28) days’ prior written notice (which notice shall specify in detail such actions to be taken) to Borrower and to the Administrative Agent take one or more of the following actions: (i) reduce the Maximum Commitment; (ii) change the Applicable Margin and (iii) change the definition of “Margin Requirement”, “Base Margin Requirement”, “Additional Margin Requirement” or “Portfolio Limitations” (and each of the Annexes referenced therein). If the Lenders reduce the Maximum Commitment in accordance with this Section 2.04, each Lender shall maintain its Commitment during the twenty-eight (28) day period following the date on which the Lenders provided the notice of such reduction (such day, the “Termination Notice Day”) in an amount equal to the least of the Dollar Equivalent of: (i) the outstanding principal amount of the Loans as of the close of business on the Termination Notice Day, (ii) the average outstanding principal amount of the Loans over the thirty (30) Business Days immediately preceding the Termination Notice Day, (iii) the outstanding principal amount of the Loans as of the close of business on any Business Day following and including the Termination Notice Day, and (iv) the Maximum Commitment (such applicable amount, the “OET Commitment Amount”). Borrower acknowledges and agrees that if on the effective date of such reduction of the Maximum Commitment, the Dollar Equivalent of the aggregate principal amount of the then outstanding Loans exceeds the OET Commitment Amount, then no later than on such effective date Borrower shall repay the principal amount of Loans (together with accrued interest on such repaid principal amount) such that immediately thereafter the Dollar Equivalent of the aggregate principal amount of Loans outstanding shall not be greater than the OET Commitment Amount.

SECTION II.	CONDITIONS PRECEDENT TO EFFECTIVENESS

The amendments set forth in Section I hereof shall be effective on and as of the date hereof (the “Second Amendment Effective Date”) upon the satisfaction, or waiver by the Required Lenders of the following conditions:

A. Amendment. The Administrative Agent shall have received executed counterparts of this Amendment from the Borrower and the Lender, in the case of the Borrower, duly executed and delivered by an Authorized Representative of the Borrower.

B. Evidence of Authority. The Administrative Agent shall have received:

(a) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Second Amendment Effective Date, as to:

(i) the authority of the Borrower to execute, deliver and perform this Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith; and

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Amendment and the other Credit Documents and to act with respect to this Amendment and each other Credit Document to be executed by the Borrower.

C. Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent and the Lenders.

D. Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent and the Lenders.

E. FS Global Advisor Letter. The Administrative Agent shall have received from FS Global Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent and the Lenders.

F. Amendment Setup Fee Agreement. The Administrative Agent shall have received executed counterparts of a fee letter between DBNY and the Borrower dated as of the Second Amendment Effective Date (the “Amendment Fee Letter”) in the form of Exhibit D hereto.

G. Certificate as to Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(a) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(c) no Default or Event of Default shall be continuing.

H. Opinion of Counsel. The Administrative Agent shall have received a customary opinion letter from Dechert LLP, counsel to the Borrower, dated as of the Second Amendment Effective Date, and addressed to the Lenders and the Administrative Agent which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

I. Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Amendment Fee Letter and the Credit Agreement (including Section 9.01 of the Credit Agreement (Payment of Expenses, etc.)).

J. Administrative Agent’s Counsel. The Borrower shall have paid or caused to be paid all of the fees, costs and expenses of the Administrative Agent’s counsel incurred solely with respect to the negotiation, execution and delivery of this Amendment on the Second Amendment Effective Date.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce the Lender and the Administrative to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to the Lender and the Administrative Agent as follows:

A. Corporate Power and Authority. The Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Due Authorization; Non-Contravention. The execution and delivery by the Borrower of this Amendment and each other Credit Document to which it is a party, the performance by the Borrower of its Obligations hereunder and thereunder and the consummation of all other actions incidental to any thereof have been duly authorized by all necessary action, do not and shall not conflict with, result in any violation of, or constitute a default under, any provision of any Organic Document or Contractual Obligation of the Borrower or any Law and shall not result in or require the creation or imposition of any Lien on any of the Borrower’s properties pursuant to the provisions of any Contractual Obligation (other than the Liens provided for in the Collateral Documents and the Liens permitted by Section 6.02(c) of the Amended Agreement (Liens)).

C. Governmental Consents. No authorization, approval, consent, action, filing, notice or registration by or with any Federal, state or other Governmental Authority is required for the due execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement and the other Credit Documents, except for authorizations, approvals, consents, actions, filings, notices or registrations which have been duly obtained or made and are in full force and effect.

D. Validity, etc. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and each of the other Credit Documents to which the Borrower is a party shall, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

E. Absence of Default. No event has occurred and is continuing (after giving effect to the amendments contained herein) or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default. As of the Second Amendment Effective Date, the Borrower is not in default under or with respect to (a) any Contractual Obligation or (b) under any Law.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

The Borrower hereby confirms that the Security Agreement and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with and subject to the Security Agreement the payment and performance of all “Secured Obligations” (as defined in the Security Agreement), including without limitation the payment and performance of all such “Secured Obligations” under the Security Agreement in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the “Secured Obligations” under, and in accordance with and subject to, the Security Agreement (whether at stated maturity, by acceleration or otherwise).

The Borrower acknowledges and agrees that all of the Collateral Documents continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

SECTION V.	MISCELLANEOUS

A. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The Borrower’s rights or obligations hereunder or any interest therein may not be assigned or delegated by the Borrower without the prior written consent of all Lenders.

B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C. Reference to Credit Agreement. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents or any Exhibits to the Credit Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

D. Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

E. Execution. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender under, the Credit Agreement or any of the other Credit Documents.

F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

H. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	DAUPHIN FUNDING LLC

	By:	/s/ Gerald F. Stahlecker
		Name:	Gerald F. Stahlecker
		Title:	Executive Vice President

[Signature Page to Second Amendment]

ADMINISTRATIVE AGENT:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Ian R. Jackson
		Name:	Ian R. Jackson
		Title:	Director

	By:	/s/ Satish Ramakrishna
		Name:	Satish Ramakrishna
		Title:	Managing Director

[Signature Page to Second Amendment]

LENDER:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

	By:	/s/ Ian R. Jackson
		Name:	Ian R. Jackson
		Title:	Director

	By:	/s/ Satish Ramakrishna
		Name:	Satish Ramakrishna
		Title:	Managing Director

[Signature Page to Second Amendment]